UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 27, 2013

Group 1 Automotive, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13461	76-0506313
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Gessner, Suite 500, Houston, Texas		77024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-647-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2013, in connection with the acquisition described in Item 2.01 of this current report on Form 8-K, Group 1 Automotive, Inc. (the "Company" or "Group 1") entered into a Stockholders Agreement (the "Stockholders Agreement") with former shareholders of UAB Motors Participações S.A., a sociedade anônima incorporated in Brazil ("UAB"), named therein (the "Stockholders"). The Stockholders Agreement, among other things, sets forth (i) certain restrictions on the transfer of common stock of the Company held by the Stockholders, (ii) certain demand and piggy-back registration rights of the Stockholders, subject to registration procedures and obligations of the Stockholders and (iii) certain arrangements regarding the nomination of a representative of the Stockholders to the Board of Directors of the Company and indemnification and insurance of such nominee elected to the board.

The Stockholders Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Stockholders Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the provisions of the Stockholders Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 28, 2013, the Company completed the previously announced acquisition of UAB. The Company purchased 100% of the outstanding shares of UAB, for approximately $47.4 million cash, 1.45 million shares of Group 1 common stock and the assumption of approximately $62 million of net non-floorplan debt. The Company assigned its rights, interests and obligations under the Share Purchase Agreement dated January 24, 2013 with UAB and each of the shareholders of UAB named therein to its subsidiary, Group 1 Automotive do Brasil S.A., a sociedade anônima incorporated in Brazil.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 3.03 Material Modifications to Rights of Security Holders.

The disclosure set forth above under Item 1.01 to this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On February 28, 2013, following the closing of the acquisition of UAB, the Board of Directors of the Company adopted a resolution increasing the size of the Board from seven (7) to eight (8) members. Effective February 28, 2013, Lincoln da Cunha Pereira Filho ("Mr. Pereira") was appointed by the Board to fill the vacancy.

Pursuant to the terms of the Stockholders Agreement, former shareholders of UAB have the right to designate one director to the Board of Directors of the Company so long as certain stock ownership of the Company is maintained. Mr. Pereira was so designated by former shareholders of UAB. The description of the Stockholders Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the provisions of the Stockholders Agreement.

Employment Agreement with Lincoln da Cunha Pereira Filho

On February 28, 2013, a new subsidiary of the Company, UAB Motors Participações S.A. ("New UAB"), entered into an employment agreement with Mr. Pereira, a newly appointed director of the Company. The employment agreement provides that Mr. Pereira will serve as an officer of New UAB for an initial three-year term after which the agreement reverts to an indefinite term. The employment agreement provides that Mr. Pereira will receive annual compensation in the amount of 896,551.00 Brazilian reais (approximately $450,000 at current exchange rates), with consumer price index adjustments annually. Mr. Pereira will participate in the applicable bonus plan and be entitled to participate in the applicable long-term incentive plan of New UAB. If New UAB terminates the employment agreement during the initial three-year term without cause, New UAB must pay Mr. Pereira all compensation due up to the end of the initial three year term. The agreement can otherwise be terminated by New UAB with cause or by Mr. Pereira’s resignation (such resignation subject to 90 days prior written notice). During the term of the employment agreement and for a period of 12 months after its termination, Mr. Pereira has agreed not compete with New UAB, induce any employee of New UAB to leave his or her employment with New UAB, hire any employee of New UAB, or interfere with any New UAB client relationships.

Mr. Pereira is a party to the Stockholders Agreement referenced in Item 1.01 of this Current Report and is designated as the representative of the Stockholders under such agreement. As representative of the Stockholders, Mr. Pereira may take any right or action that may be taken at the election of the Stockholders on their behalf under the Stockholders Agreement, except as otherwise provided therein.

2013 Incentive Compensation

On February 27, 2013, the Compensation Committee of the Board of Directors of the Company established the objectives for the Company's 2013 Corporate Incentive Compensation Plan payable in 2014 for executive officers of the Company. Incentive compensation will be based upon both financial and mission-based goals. 57%-60% of the incentive award will be financial-based (EPS target) and 40%-43% of the incentive award will be based on mission-based goals established at the beginning of the year. The mission-based and financial portions of the bonus can be awarded independently so that achievement of one is not predicated on the achievement of the other. Under this plan, the bonus payout, assuming all mission-based goals were attained, and the financial-based portion, as a percentage of each officer's base salary at January 1, 2013, is as follows:

Earl J. Hesterberg - Threshold Performance - 67% ($666,667); Target Performance - 83% ($833,333); and Maximum Performance - 125% ($1,250,000).

John C. Rickel - Threshold Performance - 67% ($366,667); Target Performance - 83% ($458,333); and Maximum Performance - 115% ($632,500).

Peter C. DeLongchamps – Threshold Performance - 40% ($172,000); Target Performance - 50% ($215,000); and Maximum Performance - 75% ($322,500).

Darryl M. Burman - Threshold Performance - 40% ($166,000); Target Performance - 50% ($207,500); and Maximum Performance - 75% ($311,250).

J. Brooks O'Hara - Threshold Performance - 40% ($120,080); Target Performance - 50% ($150,100); and Maximum Performance - 75% ($225,150).

A copy of the 2013 Corporate Incentive Compensation Plan is attached hereto as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On February 27, 2013, the Company announced that it acquired four Ford dealerships southwest of London in the U.K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On February 28, 2013, the Company announced it is assessing damage at four of its New Orleans dealerships in the aftermath of a February 24 hail storm. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

On February 28, 2013, the Company issued a press release announcing the closing of the acquisition of UAB. A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1 Stockholders Agreement dated as of February 28, 2013, by and among Group 1 Automotive, Inc. and former shareholders of UAB Motors Participações S.A. named therein. The annexes, schedules and exhibits to the Stockholders Agreement have been omitted pursuant to Item 601(b) of Regulation S-K. A copy of the omitted annexes, schedules and exhibits will be furnished to the U.S. Securities and Exchange Commission upon request.

10.2 Group 1 Automotive, Inc. 2013 Corporate Incentive Compensation Plan

99.1 Press release of Group 1 Automotive, Inc., dated as of February 27, 2013

99.2 Press release of Group 1 Automotive, Inc., dated as of February 28, 2013

99.3 Press release of Group 1 Automotive, Inc., dated as of February 28, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Group 1 Automotive, Inc.

March 4, 2013	By:	/s/ Darryl M. Burman

Name: Darryl M. Burman
Title: Vice President

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Exhibit Index

Exhibit No.	Description

10.1	Stockholders Agreement dated as of February 28, 2013, by and among Group 1 Automotive, Inc. and former shareholders of UAB Motors Participações S.A. named therein. The annexes, schedules and exhibits to the Stockholders Agreement have been omitted pursuant to Item 601(b) of Regulation S-K. A copy of the omitted annexes, schedules and exhibits will be furnished to the U.S. Securities and Exchange Commission upon request.
10.2	Group 1 Automotive, Inc. 2013 Corporate Incentive Compensation Plan
99.1	Press release of Group 1 Automotive, Inc., dated as of February 27, 2013
99.2	Press release of Group 1 Automotive, Inc., dated as of February 28, 2013
99.3	Press release of Group 1 Automotive, Inc., dated as of February 28, 2013